Exhibit 5.1



                            SCHONFELD & WEINSTEIN, L.L.P.


SAMUEL P. SCHONFELD (1927-1964)         ATTORNEYS AT LAW            TELEPHONE
JOEL SCHONFELD                           80 Wall Street           (212)344-1600
ANDREA I. WEINSTEIN*                        Suite 815                  FAX
MARK A. MACRON*                      New York, New York 10005     (212)480-0717
*ALSO ADMITTED IN NEW JERSEY      WWW.SCHONFELD-WEINSTEIN.COM        E-MAIL
                                                   joel@schonfeld-weinstein.com
                                                 andrea@schonfeld-weinstein.com
                                                 keywan@schonfeld-weinstein.com


May 8, 2006

Dahua Inc.
80 Wall Street, Suite 818
New York, NY 10005

Re:  Dahua Inc.
     Registration Statement on Form SB-2/A

Ladies and Gentlemen:

     We have acted as counsel to Dahua Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form SB-2/A under the Securities Act of 1933, as amended (the "Act") regarding the sale by certain selling stockholders of an aggregate of up to 7,548,000 shares of the Company's common stock, par value $0.001 per share, which shares have been issued and outstanding (the "Selling Stockholders Shares").

     We have examined the Registration Statement and the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to certain factual matters, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

    In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

     (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

     (ii) The Selling Stockholders' Shares have been duly authorized, legally issued, fully paid and non-assessable in accordance with Delaware law including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Experts" in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.



                                        Very truly yours,


                                        /s/ Schonfeld & Weinstein, L.L.P.
                                        --------------------------------
                                        Schonfeld & Weinstein, L.L.P.